                                                                     EXHIBIT 4.2

                         AGREEMENT, WAIVER AND ESTOPPEL

     AGREEMENT, WAIVER AND ESTOPPEL, dated this 6TH day of March, 2001 by and between the signatories hereto designated as "Series B Convertible Preferred Stockholders" and the "Series C Convertible Preferred Stockholders," hereinafter collectively referred to as the "Existing Holders," and one or more persons executing this agreement after the date hereof designated as "Series D Purchasers."

     WHEREAS, the Existing Holders own Series B Convertible Preferred Stock or Series C Convertible Preferred Stock of United Shipping & Technology, Inc. ("UST"), a Utah corporation, each of which rank senior to all preferred stock in terms of liquidation; and

     WHEREAS, the Series D Purchasers have agreed to purchase the Company's Series D Convertible Preferred Stock (the "Series D Preferred"), on the condition that such Series D Preferred is senior in terms of rights on liquidation of the Company; and

     WHEREAS, to induce the Series D Purchasers to purchase the Series D Preferred, the Existing Holders have agreed to waive their rights as holders of securities ranking pari passu to the Series D Preferred for purposes of a Liquidation Event described in Section 3 of the Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock and Articles of Amendment to the Restated Articles of Incorporation of United Shipping & Technology, Inc. (the "Series D Certificate"), such that the Series D Preferred will be entitled to be paid such amounts, before any distribution or payment occurring as a result of a Liquidation Event is made upon such series (Series B, C and E Preferred Stock) so amended, without otherwise affecting the Series B, C or E Preferred Stock's seniority in a Liquidation Event as set forth in their respective certificates of designation; and

     WHEREAS, the parties recognize that the certificates of designation of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, as filed with State of Utah, have not been amended to reflect any change in the rights of the Existing Holders in respect to such securities.

     NOW, THEREFORE, in consideration of the premises the undersigned hereby agree as follows:

1.  Agreement to Amendment of Existing Certificates of Designation.

     The Existing Holders agree that the certificates of designation for the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of the Company owned by the Existing Holders shall be amended to provide that such securities shall be junior to the Series D Preferred in terms of rights upon liquidation, and that at any meeting of the stockholders of the Company or for purposes of any vote taken by written action, the Existing Holders agree to vote or give written consent in favor of an amendment to such certificates of designation to provide that the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall be deemed Junior Securities with respect to the Series D Preferred for the purposes of a Liquidation Event as described in
Section 3 of the Series D Certificate.

2.  Waiver and Estoppel.

     For purposes of Section 3 of the respective certificates of designation of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock of the Company, the undersigned hereby waive their rights to participate on a pari passu basis upon a Liquidation Event as defined therein with the Series D Preferred with respect to any payment made upon the Series D Preferred, which shall for such purposes be deemed to be senior to the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. Notwithstanding the foregoing waiver, it is agreed and understood that the Series B Convertible Preferred
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Stock and Series C Convertible Preferred Stock shall, upon liquidation, rank pari passu to each other and senior to all securities of the Company, save and except the Series D Preferred Stock and any debt securities of the Company. The Existing Holders acknowledge and agree that the Series D Purchasers are purchasing the Series D Preferred Stock in reliance and contingent upon the agreements of the Existing Holders contained herein, and the Existing Holders agree and consent that they will not assert, and shall be estopped from asserting, any rights upon a Liquidation Event, as defined in the certificates of designation of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock which shall be superior to the rights of holders of the Series D Preferred.

3.  Miscellaneous.

          (a) Each of the undersigned represents that it has the power and authority to enter into and to execute and deliver this Agreement.

          (b) This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York, without regard to conflict of laws principles.

          (c) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective the date first above written.

                [SIGNATURE PAGES APPEAR BEGINNING ON NEXT PAGE]
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SERIES B CONVERTIBLE PREFERRED STOCKHOLDERS

                                    TH LEE.PUTNAM INTERNET
                                    PARTNERS, LP.

Date Signed:                        By: /s/  Douglas Hsieh
            --------------------        ----------------------------------------
                                    Its:
                                         ---------------------------------------

                                    TH LEE.PUTNAM INTERNET
                                    PARALLEL PARTNERS, LP.

Date Signed:                        By: /s/  Douglas Hsieh
            --------------------        ----------------------------------------
                                    Its:
                                         ---------------------------------------

SERIES C CONVERTIBLE PREFERRED STOCKHOLDERS

                                    TH LEE.PUTNAM INTERNET
                                    PARTNERS, LP.

Date Signed:                        By: /s/  Douglas Hsieh
            --------------------        ----------------------------------------
                                    Its:
                                         ---------------------------------------

                                    TH LEE.PUTNAM INTERNET
                                    PARALLEL PARTNERS, LP.

Date Signed:                        By: /s/  Douglas Hsieh
            --------------------        ----------------------------------------
                                    Its:

                                    THLI COINVESTMENT PARTNERS LLC

Date Signed:                        By: /s/  Douglas Hsieh
            --------------------        ----------------------------------------
                                    Its:
                                         ---------------------------------------

                                    BLUE STAR I, LLC

Date Signed:                        By: /s/ Steven Ezzed
            --------------------        ----------------------------------------
                                    Its:
                                         ---------------------------------------


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SERIES D CONVERTIBLE PREFERRED STOCKHOLDERS


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                                    Its:
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Date Signed:                        By:
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                                    Its:
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Date Signed:                        By:
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                                    Its:
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Date Signed:                        By:
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                                    Its:
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